EXHIBIT NO. 10.13



                            RESERVE ACCOUNT AGREEMENT

     THIS RESERVE ACCOUNT AGREEMENT (this "Agreement") is made and dated as of March 19th, 2003 by and among DEARBORN CENTER, L.L.C., a Delaware limited liability company (the "Senior Borrower"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("Senior Agent"), a banking corporation organized under the laws of the Federal Republic of Germany, as a lender and as agent for the lenders from time to time party to the Senior Loan Agreement (as defined below) (each, a "Senior Lender" and, collectively, the "Senior Lenders"), LNR EASTERN LENDING, LLC, a Georgia limited liability company ("Mezzanine Lender"), PRIME/BEITLER
DEVELOPMENT   COMPANY,   L.L.C.,  a  Delaware  limited  liability  company  (the
"Mezzanine Borrower") and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Senior Agent and Senior Borrower are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended by that Omnibus First Modification to Senior Loan Documents dated March 12, 2001, as amended by that Amendment to Omnibus First Modification to Senior Loan Documents dated January 2, 2002 (as so amended, the "First Senior Modification"), that Omnibus Second Modification to Senior Loan Documents dated March 26, 2002 and that Omnibus Third Modification to Senior Loan Documents dated July 16, 2002 (the "Third Senior Modification") (as so amended, the "Senior Loan Agreement"), pursuant to which the Senior Lenders have agreed to make a loan (the "Senior Loan") to the Senior Borrower as more fully set forth therein;

     WHEREAS, Mezzanine Borrower and Mezzanine Lender are party to that certain Mezzanine Loan Agreement, dated of even date herewith, as the same has been amended by that certain Omnibus First Modification to Mezzanine Loan Documents, that Omnibus Second Modification to Mezzanine Loan Documents and that Omnibus Third Modification to Mezzanine Loan Documents (the "Third Mezzanine Modification"), all of even date herewith (as so amended, the "Mezzanine Loan Agreement"), pursuant to which the Mezzanine Lender has agreed to make a loan (the "Mezzanine Loan") to the Mezzanine Borrower as more fully set forth therein;

     WHEREAS, Senior Borrower, as landlord, and Citadel Investment Group, L.L.C. ("Citadel"), as tenant, have heretofore entered into that certain Lease Agreement, dated as of February 9, 2001, as the same has been amended by that certain First Amendment to Lease Agreement, dated as of February 21, 2001, that certain Second Amendment to Lease Agreement and First Amendment to Work Letter Agreement dated as of August 19, 2002, and that certain Third Amendment to Lease Agreement and Second Amendment to Work Letter Agreement dated as of August 19, 2002 (as amended, the "Citadel Lease") for approximately 281,417 NRSF of office and storage space at the Project (as defined in the Senior Loan Agreement) (the "Citadel Space");

     WHEREAS, Citadel is currently the tenant under a lease, dated as of August 27, 1999, as the same has been amended and modified by that certain First Lease Amendment, dated as of November 1, 1999, that certain Second Lease Amendment, dated as of April 2, 2000, that certain Third Lease Amendment, dated as of September 3, 2000, that certain letter dated August 27, 1999 from One North Wacker Drive Venture, L.L.C. (the "Prior Landlord") to Citadel, that certain letter dated November 16, 2000 from the Prior Landlord to Citadel, that certain Fourth Lease Amendment dated December 19, 2001, and that certain Fifth Lease Amendment dated as of October 30, 2002 (as amended, the "Wacker Lease") relating to approximately 161,488 square feet of office space located at One North Wacker Drive, Chicago, Illinois (the "Wacker Space") owned by One North Wacker Drive Chicago, L.P. (the "Wacker Landlord");

     WHEREAS, as a condition to entering into the Citadel Lease, Citadel requested that the Senior Borrower reimburse Citadel for the rental payments made by Citadel under the Wacker Lease (the "Wacker Reimbursement Obligations") and that, subject to the terms and conditions of the Citadel Lease, Citadel be permitted to set off any amounts not paid by Senior Borrower in respect of the Wacker Reimbursement Obligations against the rental payments otherwise due from Citadel under the Citadel Lease;

     WHEREAS, the parties hereto (other than Mezzanine Lender), Bankers Trust Company (n/k/a Deutsche Bank Trust Company Americas), as a lender and as agent for other lenders ("BT"), Penny Beitler L.L.C. ("Penny") and J. Paul Beitler Development Company ("Beitler") are parties to that Reserve Account Agreement dated as of March 12, 2001 (the "Prior Agreement"), which on this date has been terminated and replaced with this Agreement;

     WHEREAS, immediately prior to the date hereof, the aggregate amount on deposit in the Senior Citadel Reserve Account (as defined in the Prior Agreement) and in the Second Senior Citadel Reserve Account (as defined in the Third Senior Modification) was $12,586,880.00; and

     WHEREAS, the parties hereto desire to memorialize certain agreements with respect to the Senior Citadel Reserve Account (as defined below), the Third Senior Modification and the Third Mezzanine Modification in accordance with the covenants, agreements, representations and warranties set forth herein.

     NOW,   THEREFORE,   in   consideration   of  the   covenants,   agreements,
representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     Section 1. Establishment and Maintenance of Senior Citadel Reserve Account.

     (a) A segregated account entitled the "Senior Citadel Reserve Account" has heretofore been established with the Senior Agent (the "Senior Citadel Reserve Account").

     (b) The Senior Citadel Reserve Account (i) is and shall be in the name of Senior Borrower as pledgor and Senior Agent as pledgee (and, upon Senior Agent's request, shall bear a designation clearly indicating that the funds deposited therein are held by the Senior Agent as a trustee for the Senior Lenders) and is and shall be under the sole dominion and control of the Senior Agent and held in accordance with the terms and provisions of this Agreement, (ii) is and shall be a segregated account, (iii) is not and shall not be evidenced by a certificate of deposit, passbook or other instrument and (iv) is and shall contain only funds held for the benefit of the Senior Lenders in accordance herewith. Pursuant to the terms hereof, the Senior Citadel Reserve Account is also pledged to Mezzanine Lender on a secondary and subordinate basis, that is, secondary and subordinate to the rights, title and interest of Senior Agent therein. For the purpose of perfecting Mezzanine Lender's security interest in and to the Senior Citadel Reserve Account and the Reserve Funds (as hereinafter defined), Senior Agent will, after the payment in full of the Senior Loan, comply with instructions originated by the Mezzanine Lender directing disposition of the funds in the Senior Citadel Reserve Account and the Reserve Funds without further consent of Mezzanine Borrower or Senior Borrower.

     (c) The Senior Agent shall invest amounts held in the Senior Citadel Reserve Account in Cash and Cash Equivalents (as defined in the Senior Loan Agreement) at the written direction of Senior Borrower. All earnings on Cash and Cash Equivalents shall be credited to the Senior Citadel Reserve Account and shall only be disbursed in accordance with this Agreement.

     Section 2. Funding of the Account.

     (a) Senior Agent has heretofore caused or shall immediately cause the monies held in the Second Senior Citadel Reserve Account to be transferred to and deposited in the Senior Citadel Reserve Account.

     (b) Commencing on April 1, 2003, and continuing on the first (1st) Business Day of each calendar month thereafter through and including January 1, 2004, PGLP shall deposit into the Senior Citadel Reserve Account the amount of Seven Hundred Sixty-Seven Thousand Forty-Nine and No/100 Dollars ($767,049.00) (collectively, the "Monthly Installments"). In addition, PGLP is due to receive a commission of $542,221.00 upon the commencement date of the Citadel Lease (as defined in the Mezzanine Loan Agreement), which amount, once due and owing by the Senior Borrower and/or Mezzanine Borrower and otherwise payable to PGLP, shall instead be promptly deposited into the Senior Citadel Reserve Account by the Senior Borrower and/or Mezzanine Borrower, or if such amount is inadvertently paid to PGLP, by PGLP (the "Citadel Commission"). Once the Citadel Commission has been deposited into the Senior Citadel Reserve Account, PGLP shall receive a credit against the Monthly Installment next coming due in the amount of the Citadel Commission so deposited. All monies now on deposit or hereafter deposited in the Senior Citadel Reserve Account (including all interest earned thereon) shall be referred to herein as the "Reserve Funds".

     (c) The parties hereto acknowledge and agree that pursuant to that certain Dearborn Center Registration Agreement (the "Registration Agreement") entered into by and between Senior Borrower and U.S. Equities Realty, LLC ("US Equities"), and related to the Citadel Lease, Senior Borrower paid to US Equities a full leasing commission (the "Outside Leasing Commission") upon full execution of the Citadel Lease. Additionally, the terms of the Registration Agreement provide that US Equities is required to return to Senior Borrower one-half (1/2) of the Outside Leasing Commission in certain circumstances. Senior Borrower hereby agrees that the Registration Agreement (including, specifically, the right to receive any refund of the Outside Leasing Commission from US Equities) has been (and is hereby further) collaterally assigned to each of the Senior Agent (on a first priority basis) and Mezzanine Lender (on a subordinate basis) pursuant to certain of the documents securing the Senior Loan and the Mezzanine Loan, respectively. Senior Agent and Mezzanine Lender hereby agree that the full Outside Leasing Commission shall be permitted to be paid as aforesaid. Senior Borrower hereby agrees that in the event that US Equities returns any portion of the Outside Leasing Commission to Senior Borrower (the "Returned Outside Leasing Commission"), Senior Borrower promptly shall deposit the same into the Senior Citadel Reserve Account (in addition to, and not in substitution of, amounts otherwise required to be deposited into the Senior Citadel Reserve Account in accordance with this Agreement, except as provided in
Section 4 below), to be held and disbursed in accordance with the terms and provisions of this Agreement.

     (d) All amounts required to be deposited or funded by PGLP, Senior Borrower and/or Mezzanine Borrower, as the case may be, into the Senior Citadel Reserve Account may also be deposited or funded by PGLP, Senior Borrower and/or
Mezzanine Borrower, provided that such amounts are funded or deposited within the same time frame such amounts are to be deposited or funded by PGLP, Senior Borrower and/or Mezzanine Borrower, as the case may be, hereunder.

     (e) Notwithstanding the foregoing, the amount of the Monthly Installments due pursuant to Section 2(b) above shall be subject to adjustment as provided in
Section 4 below.

     Section 3. Disbursements from the Account.

     (a) From and after February 1, 2004, and only after all Monthly Installments have been paid in full pursuant to Section 2(b) above (as same may be adjusted pursuant to the terms of Section 4 below) though except as provided in Section 3(c) below, the Reserve Funds shall be made available to Senior Borrower to pay the Wacker Reimbursement Obligations (thereafter due and owing to Citadel), it being understood and agreed that the Wacker Reimbursement Obligations shall mean the gross amount owing by Citadel on a monthly basis to the Wacker Landlord under the Wacker Lease LESS the aggregate of all revenues actually received by Citadel in respect of Approved Subleases (as hereinafter defined) (the "Rental Income"). Reserve Funds shall be made available to Senior Borrower for payment of the Wacker Reimbursement Obligations upon the satisfaction of those conditions set forth in Section 3(b) below.

     In addition to the foregoing (and the provisions of Section 3(c) below), from and after February 1, 2004, and only after all Monthly Installments have been paid full pursuant to Section 2(b) above (as same may be adjusted pursuant to the terms of Section 4 below), the Reserve Funds shall be made available to Senior Borrower for the purposes set forth in Section 3(c)(i), (ii), (iii), and
(iv) below (subject to satisfaction of the conditions to disbursement set forth in Section 3(c) below).

     (b) Provided that no Default or Event of Default under, and as defined in, the Senior Loan Agreement and no Default or Event of Default under and as defined in the Mezzanine Loan Agreement and no default by any of Mezzanine Borrower, Senior Borrower or PGLP (such entities being, collectively, referred to as the "Borrower Parties") under this Agreement has occurred and is continuing, Reserve Funds may be released from the Senior Citadel Reserve Account (as provided in Section 3(a) above) (i) at the written request of the Senior Borrower upon delivery to the Mezzanine Lender and the Senior Agent of evidence reasonably satisfactory to both the Senior Agent and the Mezzanine Lender of (x) the amount owing to the Wacker Landlord pursuant to the Wacker Lease for any given month (but excluding months prior to January 2004) and (y) the amount of all revenue received by Citadel in respect of the Approved Subleases for such corresponding month and (ii) to pay Senior Borrower interest (on a quarterly basis) that is earned on the Reserve Funds from and after the date hereof. In the event that the Senior Agent and the Mezzanine Lender disagree as to the satisfaction of the foregoing conditions (x) and (y) with respect to any requested disbursement under subpart (i), such disbursement shall not be made and such amounts shall remain on deposit in Senior Citadel Reserve Account.

     (c) Notwithstanding anything herein contained, Reserve Funds may be released from the Senior Citadel Reserve Account prior to February 1, 2004 and before all the Monthly Installments have been paid in full, provided the conditions set forth in this Section 3(c) have been satisfied, and only for the following purposes:

          (i) To pay a $129,862.68 leasing commission to Julien J. Studley Inc. ("Studley") relative to 10,028 square feet of additional space in the Wacker Space leased by Barnes & Thornburg ("Barnes");

          (ii) To pay a total of  $405,450  in  tenant  improvement  costs  (the
     "McTigue  TI  Expense")   associated  with  the  John  McTigue/The  McTigue
     Financial Group sublease with Citadel;

          (iii) To pay Senior Borrower interest (on a quarterly basis) that is earned on the Reserve Funds from and after the date hereof; and

          (iv) To pay up to $1,429,129, of any leasing commissions that become due and payable with respect to leases executed relative to the Project from and after the date hereof, renewals of existing Project-related leases executed or exercised after the date hereof or any expansions of existing Project-related leases executed or exercised after the date hereof.

The disbursements of Reserve Funds set forth in this Section 3(c) shall be made provided (x) no Default or Event of Default under, and as defined in, the Senior Loan Agreement has occurred and is continuing and no default or Event of Default under and as defined in the Mezzanine Loan Agreement has occurred and is continuing and no default by any of the Borrower Entities exists under this Agreement has occurred and is continuing, (y) as to subpart (c) (i) above, Senior Agent and Mezzanine Lender have received a leasing commission statement from Studley and evidence reasonably satisfactory to Senior Agent and Mezzanine Lender that such leasing commission is then due and owing Studley, and (z) as to subpart (c) (ii) above, Senior Agent and Mezzanine Lender have received (A) evidence reasonably satisfactory to each of them that the McTigue TI Expenses have been incurred and are due and owing and (B) lien waivers reasonably acceptable to each of them relating to the associated tenant improvement work. In the event Senior Agent and Mezzanine Lender agree that a disbursement under this subpart (c) should be made but cannot agree on the amount to be disbursed, the lesser of the amounts determined by the Senior Agent and the Mezzanine Lender shall be disbursed, in which case none of Senior Borrower, Mezzanine Borrower or PGLP shall be deemed to have waived its ability to contest that a greater amount should have been disbursed. Furthermore, if one of Senior Agent or Mezzanine Lender determines that a disbursement under this subpart (c) should not be made and the other determines that a disbursement should be made, such disbursement shall not be made, in which case none of Senior Borrower, Mezzanine Borrower or PGLP shall be deemed to have waived its ability to contest that such disbursement should have been made.

     (d) Upon the occurrence of a Full Release (hereinafter defined), the Senior Borrower shall be entitled to receive all of the Reserve Funds then on deposit in the Senior Citadel Reserve Account (together with any accrued interest thereon), less any amounts required to pay the Wacker Reimbursements Obligations incurred by any of the Borrower Parties prior to such Full Release and any amounts necessary to fulfill any conditions to or costs payable by any of the Borrower Parties in connection with such Full Release. "Full Release" shall mean
(x) the Wacker Landlord has terminated the Wacker Lease in writing, (y) Citadel has been released in writing from its rental obligation under the Wacker Lease and (z) the Senior Agent and the Mezzanine Lender have received evidence reasonably satisfactory to each of them that no further Wacker Reimbursement Obligations will exist after the date of the termination of the Wacker Lease.

     (e) Upon the occurrence of a Partial Release (hereinafter defined), the Senior Borrower shall be entitled to receive a portion of the Reserve Funds in an amount determined by Senior Agent and Mezzanine Lender such that, after such disbursement to Senior Borrower, an amount of Reserve Funds shall remain on deposit in the Senior Citadel Reserve Account that will be sufficient (as reasonably determined by Senior Agent and Mezzanine Lender) to satisfy the remaining Wacker Reimbursement Obligations after taking into consideration the adjusted amount of the Wacker Space by reason of the Partial Release. "Partial Release" shall mean (1) the Wacker Landlord has terminated a portion of the Wacker Lease in writing, (2) Citadel has been released in writing from its rental obligation with respect to the terminated portion of the Wacker Lease and
(3) the Senior Agent and the Mezzanine Lender have received evidence reasonably satisfactory to each of them that no further Wacker Reimbursement Obligations will exist with respect to the terminated portion of the Wacker Lease after the date of such partial termination of the Wacker Lease. In the event that the Senior Agent and the Mezzanine Lender both agree that the foregoing conditions have been satisfied but are unable to agree on the amount of the Reserve Funds to be returned to Senior Borrower, the lesser of the amounts determined by the Senior Agent and the Mezzanine Lender shall be returned to the Senior Borrower, in which case neither Senior Borrower nor Mezzanine Borrower shall be deemed to have waived its ability to contest that a greater amount of Reserve Funds should have been released by reason of such Partial Release.

     (f) In the event that the Senior Borrower has deposited the Returned Outside Leasing Commission into the Senior Citadel Reserve Account as required pursuant to Section 2(c) above, (x) the Returned Outside Leasing Commission shall be available for disbursement in the same manner as all other Reserve Funds as provided in this Agreement, and (y) the Monthly Installments shall be subject to adjustment as provided in Section 4 below.

     (g) Notwithstanding anything to the contrary contained herein, upon the final payment in full of the Senior Loan (in accordance with Section 2.5 of the Senior Loan Agreement) and the Mezzanine Loan (in accordance with Section 2.5 of the Mezzanine Loan Agreement), all amounts then remaining on deposit in the Senior Citadel Reserve Account (together with any accrued interest thereon) shall be released to the Senior Borrower or the Mezzanine Borrower, as applicable.

     Section 4. Adjustment of Monthly Installments.

     (a) Upon written request of Senior Borrower delivered to Senior Agent and Mezzanine Lender, Senior Borrower may request that the amount of the Monthly Installment be reduced. Subject to the terms of this Section 4 and provided no Event of Default exists under either the Senior Loan Agreement or the Mezzanine Loan Agreement, the Monthly Installment shall be reduced in conjunction with (i) an increase in the Rental Income (the "Increased Rental Income") beyond those amounts contemplated or set forth, as of the date hereof, in the Approved Subleases existing as of the date hereof, or (ii) Approved Subleases executed subsequent to the date hereof relative to any Wacker Space, the 10 LaSalle Space (hereafter defined) or the Rookery Premises (hereafter defined) that is vacant as of the date hereof. The amount of such reduction shall be determined by Senior Agent and Mezzanine Lender based upon the anticipated reduction in the Wacker Reimbursement Obligations by reason of either the Increased Rental Income or the leasing revenue to be generated by each such Approved Sublease executed subsequent to the date hereof (the "Additional Leasing Revenue"). With each written request for a reduction in the Monthly Installment amount, Senior Borrower shall also deliver to Senior Agent and Mezzanine Lender, as appropriate, a copy of the Approved Sublease, a tenant estoppel letter from the subtenant or other appropriate party (in form and substance reasonably acceptable to the Senior Agent and the Mezzanine Lender, though Senior Agent and Mezzanine Lender agree that any tenant estoppel letter in the form substantially and materially similar to that attached to the corresponding Approved Sublease shall be deemed acceptable), evidence of the Increased Rental Income or the Additional Leasing Revenue, as the case may be, and such other documents as Senior Agent and Mezzanine Lender shall reasonably request, including without limitation, a pro forma calculation of such Increased Rental Income or Additional Leasing Revenue, as the case may be. In the event that the Senior Agent and the Mezzanine Lender disagree as to the amount of the reduction in the Monthly Installment amount within ten (10) days of receipt of the written request for a reduction, the amount of the Monthly Installment shall be reduced by the lesser of the amount of the Senior Agent's and the Mezzanine Lender's determination of the reduction, provided both the Senior Agent and the Mezzanine Lender agree that a reduction is appropriate (in which case none of Senior Borrower, Mezzanine Borrower or PGLP shall be deemed to have waived its ability to contest that a greater reduction in Monthly Installment should have been granted). In the event one or both of the Senior Agent and the Mezzanine Lender determine that a reduction in the Monthly Installment amount is not appropriate, then no such reduction shall occur and the Monthly Installment amount shall not be changed (in which case, none of Senior Borrower, Mezzanine Borrower or PGLP shall be deemed to have waived its ability to contest that a reduction should have been granted). The term "10 LaSalle Space" shall refer to (i) that space that is the subject of that lease dated April 30, 2000 by and between Barnes and Metropolitan Life Insurance Company ("MetLife"), as amended by that First Amendment to Office Lease dated May 23, 2002 and that Second Amendment to Office Lease dated as of October, 2002 (pursuant to which Barnes leases approximately 4,744 rentable square feet on the 29th floor of the building located at 10 South LaSalle Street, Chicago, Illinois), and (ii) that space that is the subject of that sublease dated February 25, 1999 by and between Barnes and Koll Management Services, Inc. (pursuant to which Barnes leases approximately 18,846 rentable square feet on the 26th floor of the building located at 10 South LaSalle Street, Chicago, Illinois). The "Rookery Premises" shall refer to approximately 14,265 rentable square feet on the 4th floor of that building known as The Rookery Building located in Chicago, Illinois, that is the subject of that lease dated July 1, 1994 by and between Barnes, as successor by merger to Lee, Mann, Smith, McWilliams, Sweeney & Ohlson, and LaSalle Bank National Association, as Successor Trustee to LaSalle National Bank, as Trustee under Trust Agreement dated December 12, 1988 and known as Trust No. 113979, as amended by that certain First Amendment to Office Lease Agreement dated as of August 1, 2001.

     (b) In the event either Senior Agent or Mezzanine Lender reasonably determines, at any time subsequent to the date hereof, that the amount of the Wacker Reimbursement Obligations has increased or may increase by reason of, among other things, an anticipated reduction in the amount of rental income to be derived from the subtenants of the Wacker Space, the amount of the Monthly Installment amount shall be increased upon written notice delivered by either (or both) of Senior Agent or (and) Mezzanine Lender to the other parties hereto identifying the amount of such increase and the basis thereof. The amount of any such increase shall be equal to an amount reasonably determined by Senior Agent and/or Mezzanine Lender, such that based upon all amounts anticipated to be on deposit in the Senior Citadel Reserve Account as of January 1, 2004 (assuming that the Monthly Installment due on such date will be paid) would be adequate to satisfy the remaining Wacker Reimbursement Obligations, as determined by Senior Agent and/or Mezzanine Lender. If Senior Agent and Mezzanine Lender both agree, in good faith, that the Monthly Installment amount shall be increased, but cannot agree on the amount of such increase within ten (10) days of the written notice declaring an increase in the Monthly Installment, the Monthly Installment amount shall be increased by the greater of the two determinations.

     Section 5. Security Agreement.

     (a) Senior Borrower hereby pledges, transfers and assigns to the Senior Agent for the benefit of the Senior Lenders, and grants to the Senior Agent for the benefit of the Senior Lenders, as additional security for the payment and performance of the Senior Loan and the obligations of the Senior Borrower under the other Senior Loan Documents, a continuing perfected security interest in and to, and a general first lien upon, (i) the Senior Citadel Reserve Account and all of the Senior Borrower's right, title and interest in and to all cash, property or rights transferred to or deposited in the Senior Citadel Reserve Account from time to time by or on behalf of the Senior Borrower, (ii) all earnings, investments and securities held in the Senior Citadel Reserve Account and (iii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by the Senior Borrower to the Senior Lenders under the Senior Loan Agreement and the other obligations of the Senior Borrower under the Senior Loan Documents. The Borrower Parties further agree to execute, acknowledge, deliver, file or do at their sole cost and expense, and hereby irrevocably grants to Senior Agent a power of attorney on behalf of the Borrower Parties, to execute and perform (provided the applicable Borrower Party has failed to so execute or perform), all other acts, assignments, notices, agreements or other instruments (including UCC financing statements) as the Senior Agent may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto the Senior Agent any of the rights granted by this Section 5(a). Upon (x) payment in full of the Senior Loan as set forth in Section 2.5 of the Senior Loan Agreement and the payment in full of the Mezzanine Loan as set forth in Section 2.5 of the Mezzanine Loan Agreement, or
(y) the final disbursement of all amounts previously deposited into the Senior Citadel Reserve Account (provided that no additional funding of the Senior Citadel Reserve Account is required under this Agreement thereafter), the Senior Agent shall release the rights granted hereby in accordance with Section 2.5 of the Senior Loan Agreement.

     (b) Senior Borrower hereby pledges, transfers and assigns to the Mezzanine Lender, and grants to the Mezzanine Lender, as additional security for the payment and performance of the Mezzanine Loan and the obligations of the Mezzanine Borrower under the other Mezzanine Loan Documents, a continuing perfected security interest in and to, and a general second lien, subject and subordinate to all rights, title and interest (including lien rights) of the Senior Agent for the benefit of the Senior Lenders contained herein or granted hereby, upon, (i) the Senior Citadel Reserve Account and all of the Senior Borrower's and Mezzanine Borrower's right, title and interest in and to all cash, property or rights transferred to or deposited in the Senior Citadel Reserve Account from time to time by or on behalf of the Senior Borrower and/or the Mezzanine Borrower, (ii) all earnings, investments and securities held in the Senior Citadel Reserve Account and (iii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by the Mezzanine Borrower to the Mezzanine Lender under the Mezzanine Loan Agreement and the other obligations of the Mezzanine Borrower under the Mezzanine Loan Documents. The Borrower Parties further agree to execute, acknowledge, deliver, file or do at their sole cost and expense, and hereby irrevocably grant to Mezzanine Lender a power of attorney on behalf of the Borrower Parties, to execute and perform (provided the applicable Borrower Party has failed to so execute or perform), all other acts, assignments, notices, agreements or other instruments (including UCC financing statements) as the Mezzanine Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto the Mezzanine Lender any of the rights granted by this
Section  5(b).  Upon (x) payment in full of the  Mezzanine  Loan as set forth in
Section 2.5 of the Mezzanine Loan Agreement, or (y) the final disbursement of all amounts previously deposited into the Senior Citadel Reserve Account (provided that no additional funding of the Senior Citadel Reserve Account is required under this Agreement thereafter), the Mezzanine Lender shall release the rights granted hereby in accordance with Section 2.5 of the Mezzanine Loan Agreement.

     (c) The parties hereto agree and acknowledge that the Senior Citadel Reserve Account, and all amounts on deposit therein from time to time, including interest earned thereon, shall constitute additional collateral for the Senior Loan and may, upon the occurrence of an Event of Default under and as defined in the Senior Loan Agreement, be applied by the Senior Agent in accordance with the Senior Loan Documents.

     (d) The parties hereto agree and acknowledge that the Senior Citadel Reserve Account, and all amounts on deposit therein from time to time, including interest earned thereon, also constitutes additional collateral for the Mezzanine Loan, subject to the terms of Section 5(b) above, and may, upon the occurrence of an Event of Default under and as defined in the Mezzanine Loan Agreement and provided the Senior Loan has been paid in full, be applied by the Mezzanine Lender against amounts owing to it under the Mezzanine Loan Documents.

     (e) The parties hereto agree and acknowledge that this Agreement is a "Loan Document" under each of the Senior Loan and the Mezzanine Loan and that a default hereunder shall constitute an Event of Default under the Senior Loan Agreement and the Mezzanine Loan Agreement (subject to the specific terms and conditions of each of the Senior Loan Agreement and the Mezzanine Loan Agreement).

     Section 6. Approval of Subleases and Expansions.

     (a) From and after the date hereof, Senior Borrower shall not enter into any sublease of any portion of the Wacker Space unless such sublease is an Approved Sublease.

     (b) The exercise of any expansion rights, extension options or rights of first offer under Article 34 of the Wacker Lease shall require the prior written consent of Senior Agent and the Mezzanine Lender, which consent may be withheld or conditioned upon the further modification of the terms of the Senior Loan and the Mezzanine Loan and/or the establishment of additional reserves and restrictions, in either case, in the sole discretion of Senior Agent and the Mezzanine Lender.

     (c) "Approved Sublease" shall mean any lease or sublease of all or any portion of the Wacker Space which either (i) has been approved in writing by the Mezzanine Lender and the Senior Agent, or (ii) meets all of the following criteria:

          (A) is co-terminus with the expiration date of the Wacker Lease (as that expiration date may have been extended pursuant to Article 34 of the Wacker Lease at the time such lease or sublease is executed);

          (B)  satisfies  all of the  requirements  of  Article 20 of the Wacker
               Lease;

          (C) is to a tenant that either (1) has a net worth (on a GAAP basis) of no less than five (5) times the annual gross rent payable under such sublease and an operating cash flow for the prior calendar year of no less than two (2) times the annual gross rent payable under such sublease, or provides an unconditional guaranty of all of the obligations of such tenant under such sublease from an entity which satisfies the conditions set out in the foregoing clause (1), or (2) provides a cash security deposit or an Acceptable Form Letter of Credit (as hereinafter defined) from an entity reasonably acceptable to Mezzanine Lender and Senior Agent in an amount equal to or greater than one full year of gross rent under such sublease. "Acceptable Form Letter of Credit" shall mean an irrevocable letter of credit which provides by its terms that either (x) such letter of credit shall be automatically renewed (no more frequently than annually) during the entire term of the Approved Sublease or (y) such letter of credit may be drawn upon if a replacement letter of credit is not provided at least 30 days in advance of its expiration date, and is in all other respects reasonably satisfactory to Mezzanine Lender and Senior Agent;

          (D) provides for a minimum net rental amount of $24 per square foot and a tenant improvement allowance by the landlord of no more than $47.50 per square foot;

          (E)  demises no more than 50,000 square feet of the Wacker Space;

          (F) provides (i) that the subtenant thereunder shall perform and discharge all of Citadel's obligations under the Wacker Lease (on a pro rata basis based on the rentable square footage subject to such sublease), other than such obligations that can be performed solely by Citadel, as tenant under the Wacker Lease, including, without limitation, the payment of rent under the Wacker Lease, and (ii) for other terms and conditions reasonably acceptable to Senior Borrower that are consistent with the terms and conditions of the Wacker Lease; provided, however, that no such sublease shall grant any sublessee (a) the right to assign the sublease or sublease any portion of the space subject to the sublease (the "Subleased Premises") without the consent, of the Senior Borrower, (b) the right to expand or contract the Subleased Premises, other than options for additional space which, if exercised, would not cause the Subleased Premises to exceed 50,000 square feet, (c) any expansion rights (other than as permitted in clause (b) above), contraction rights, rights of first offer, rights of first refusal or similar rights, (d) the right to extend the term of the sublease, (e) any termination or cancellation rights with respect to the Subleased Premises (other than in connection with a termination or cancellation of the Citadel Lease), (f) any free rental periods, or (g) any other right that is greater in scope than the rights granted to Citadel under the Wacker Lease; and

          (G) such sublease does not impose upon the sublandlord or Senior Borrower any obligation to reimburse the sublessee for such sublessee's rental obligations in any other space currently leased by such sublessee as an inducement for such sublessee to sublease any portion of the Wacker Space.

     Section 7. Certain Matters Affecting the Senior Agent and the Mezzanine Lender.

     (a) The Senior Borrower agrees to pay or reimburse the Senior Agent, and the Mezzanine Borrower agrees to pay or reimburse the Mezzanine Lender upon request for all reasonable expenses, fees and charges, return items, disbursement and advances, including reasonable attorneys' fees, incurred or made by it, in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement and the other documents executed in connection herewith.

     (b) Neither the Senior Agent nor the Mezzanine Lender shall be liable for any claims, suits, actions, costs, damages, liabilities or expenses or for any interruption of services ("Liabilities") in connection with the subject matter of this Agreement other than Liabilities caused by the gross negligence or willful misconduct of the Senior Agent or the Mezzanine Lender, as applicable, and the Borrower Parties hereby agree to indemnify and hold harmless the Senior Agent and the Mezzanine Lender and their respective affiliates and the directors, officers, employees and agents of any of them from and against any and all Liabilities arising from or in connection with any acts or omissions taken by the Senior Agent and/or the Mezzanine Lender, as applicable, or any of their respective affiliates or any director, officer, employee or agent of any of them in connection with this Agreement, other than those Liabilities caused by the gross negligence or willful misconduct of the Senior Agent or the Mezzanine Lender, as applicable, or such other respective indemnified parties. In no event shall the Senior Agent or the Mezzanine Lender be liable to any person for incidental, special, consequential or punitive damages even if advised of the possibility thereof.

     (c) The Senior Borrower shall provide the Senior Agent and the Mezzanine Borrower shall provide the Mezzanine Lender with the Tax Identification Number
(TIN) as assigned to each of them by the Internal Revenue Service. All interest or income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     (d) At such time as the Senior Loan is paid in full, (i) Senior Agent (and Senior Lenders to the extent reasonably required by Mezzanine Lender) shall cause their respective rights, title and interest in and to the Reserve Funds and the Senior Citadel Reserve Account to be assigned and transferred to Mezzanine Lender, or, at Mezzanine Lender's option, to cause all Reserve Funds then on deposit in the Senior Citadel Reserve Account to be transferred to and deposited in another account designated by the Mezzanine Lender, which other account shall, for the purposes of this Agreement, thereafter be deemed to be the Senior Citadel Reserve Account and subject to all of the terms and conditions of this Agreement, (ii) Senior Agent and Senior Lenders shall have no further rights under this Agreement, and (iii) Mezzanine Lender shall be entitled to (and be entitled to exercise and enjoy) all of the rights, title, interest, benefits and remedies reserved in favor of the Senior Agent and/or the Senior Lenders herein.

     Section 8. Successors and Assigns; Assignments. This Agreement shall bind and inure to the benefit of and be enforceable by the Senior Agent, the Mezzanine Lender, the Senior Lenders, the Mezzanine Lender and each of the Borrower Parties, and their respective permitted successors and assigns.

     Section 9. Notices.

     (a) Notices shall be sent as follows:

     (i) if to Senior Borrower:

                  Dearborn Center, L.L.C.
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No. : (312) 917-1684

                  with a copy to:

                  Jenner & Block
                  One IBM Center
                  Chicago, Illinois  60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

                  and

(ii)              if to Mezzanine Borrower:

                  Prime/Beitler Development Company, L.L.C.
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois 60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No.: (312) 917-1684

                  with a copy to:

                  Jenner & Block
                  One IBM Center
                  Chicago, Illinois  60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

(iii)             if to Senior Agent:

                  Bayerische Hypo- Und Vereinsbank AG, New York Branch 622 Third Avenue
                  New York, NY  10017
                  Attention:  Real Estate Lending
                  Facsimile No.:    (212) 672-5527

                  with a copy to:

                  Bayerische Hypo- und Vereinsbank AG
                  150 East 42nd Street
                  New York, New York  10017-4679
                  Attention:  General Counsel

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  John L. Opar, Esq.
                  Facsimile No.:  (212) 848-7179

(iv)              if to Mezzanine Lender:

                  LNR Eastern Lending, LLC
                  1601 Washington Avenue, Suite 800
                  Miami Beach, FL  33139
                  Attention:  Michael Wheeler
                  Facsimile No.:  (305) 695-5539

                  with a copy to:

                  Bilzin Sumberg Baena Price & Axelrod LLP
                  200 South Biscayne Boulevard, Suite 2500
                  Miami, FL  33131
                  Attention:  Carey A. Stiss, Esq.
                  Facsimile No.:  (305) 351-2260

(v)               if to PGLP:

                  Prime Group Realty, L.P.
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No. : (312) 917-1684

                  with a copy to:

                  Jenner & Block
                  One IBM Center
                  Chicago, Illinois  60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

or, in each case, to such other or additional addresses as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (x) when delivered by hand or by nationally recognized overnight carrier,
(y) upon receipt after being deposited in the mail, certified mail and postage prepaid or (z) in the case of notice by fax, when sent and electronically confirmed, addressed as set forth above, with a copy of such notice sent by any other means provided in clauses (x) and (y) above.

     Section 10. Non-Recourse.

     The parties hereto intend that, with respect to Prime Group Realty Trust, Senior Borrower and Mezzanine Borrower (and their respective partners, members, officers and directors other than PGLP), to the extent provided in the Senior Loan Documents and the Mezzanine Loan Documents with respect to such parties' other obligations and liabilities under such Senior Loan Documents and Mezzanine Loan Documents, the terms, provisions, conditions, agreements, liabilities and obligations contained in this Agreement shall be non-recourse to all of the parties hereto; provided, however, that the foregoing is not intended in any way to release PGLP from its liability under the Guaranties (as defined under the Senior Loan Agreement and under the Mezzanine Loan Agreement). Accordingly, the non-recourse terms and provisions contained in the Senior Loan Documents and the Mezzanine Loan Documents are, by this reference, hereby incorporated into this Agreement as if set forth herein in their entirety, and shall apply to each of the parties hereto as applicable.

     Section 11. Intercreditor Agreement.

     Senior Agent and Mezzanine Lender hereby confirm that the terms and provisions of this Agreement shall control, with respect to the subject matter hereof, to the extent that there are any conflicts and/or inconsistencies between this Agreement and that certain Intercreditor and Subordination Agreement of even date herewith between Senior Agent and Mezzanine Lender (the "Intercreditor Agreement") and, without limiting the generality of the foregoing, that this Agreement shall govern the rights of the Mezzanine Lender and the Senior Agent with respect to the Senior Citadel Reserve Account and all amounts on deposit from time to time therein, Approved Subleases, disbursements from the Senior Citadel Reserve Account, the application of any funds disbursed from the Senior Citadel Reserve Account and the satisfaction of any conditions relating to the use and/or disbursement of funds from the Senior Citadel Reserve Account.

     Section 12. Miscellaneous.

     (a) No modification, amendment, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

     (b) Each of the Senior Agent and the Mezzanine Lender shall receive copies of all reports, advices, statements and other information supplied hereunder by any party hereto to any other party hereto.

     (c) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (d) The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     (e) This Agreement replaces and supercedes the Prior Agreement. Furthermore, as a result of this Agreement, each of the Third Senior Modification and the Third Mezzanine Modification are hereby modified by the deletion of Sections 1(d) and 1(e) from each of such instruments, except that
Section 1(e)(iv), as same is restated below (with revisions as reflected below), shall not be deleted, but instead shall remain operative and in effect:

            "(iv) Any and all funds in the Senior Citadel Reserve Account in excess of $10,000,000 shall constitute Unrestricted Cash for the purposes of the calculation of the liquidity covenant contained in Section 8(d) of the Completion Guaranty and Section 6(d) of the Interest and Operating Costs Guaranty and Section 6 (d) of the Guaranty of Loan Payment and Indemnity relating to the Senior Loan (as such guaranties are amended pursuant to this Agreement). Any and all funds in the Senior Citadel Reserve Account may be considered (x) as a portion of "Total Assets" solely for the purposes of the calculation of the financial covenant contained in Section 8(e) of the Completion Guaranty and Section 6(e) of the Interest and Operating Costs Guaranty and Section 6(e) of the Guaranty of Loan Payment and Indemnity relating to the Senior Loan (as such guaranties are amended pursuant to this Agreement) and (y) in the calculation of Consolidated Net Worth relating to the financial covenant contained in Section 8(c) of the Completion Guaranty and Section 6(c) of the Interest and Operating Costs Guaranty and Section 6(c) of the Guaranty of Loan Payment and Indemnity relating to the Senior Loan (as such guaranties are amended pursuant to this Agreement). Notwithstanding the foregoing permission from the Lender to consider funds on deposit in the Senior Citadel Reserve Account for accounting purposes only relating to certain financial covenants, PGLP, Borrower and Property Owner (A) expressly acknowledge that all funds now or in the future on deposit in the Senior Citadel Reserve Account have been pledged and assigned to the Senior Agent (and a subordinated secondary pledge and assignment to the Mezzanine Lender) and do not and will not constitute "assets" of PGLP or any future bankruptcy estate of PGLP and (B) hereby irrevocably waive any right to claim that such funds are the property of or an asset of PGLP or any future bankruptcy estate of PGLP."

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as of the date first above written.

                                    PRIME/BEITLER DEVELOPMENT COMPANY,
                                    L.L.C., a Delaware limited liability
                                     company

                                    By:   Prime Group Realty, L.P., a
                                          Delaware limited partnership, its
                                          sole member

                                          By:   Prime Group Realty Trust, a
                                                Maryland real estate
                                                investment trust, its
                                                managing general partner


                                                By:     /s/ Louis G. Conforti
                                                        ---------------------
                                                Name:   Louis G. Conforti
                                                Title:  Co-President

                                  DEARBORN CENTER, L.L.C., a Delaware
                                  limited liability company

                                  By:   Prime/Beitler Development Company,
                                        L.L.C., a Delaware limited
                                        liability company, its sole member

                                        By:   Prime Group Realty, L.P., a
                                              Delaware limited partnership,
                                              its sole member

                                              By:   Prime Group Realty
                                                    Trust, a Maryland real
                                                    estate investment
                                                    trust, its managing
                                                    general partner


                                                    By:     /s/ Louis G.Conforti
                                                            --------------------
                                                    Name:   Louis G. Conforti
                                                    Title:  Co-President

                                    PRIME GROUP REALTY, L.P.

                                    By:   Prime Group Realty Trust, its
                                          managing general partner

                                          By:  /s/ Louis G. Conforti
                                               ---------------------
                                               Louis Conforti
                                               Co-President

                                    LNR EASTERN LENDING, LLC, a Georgia
                                    limited liability company


                                    By:   LNR PROPERTY CORPORATION EASTERN
                                          REGION, a Georgia corporation, its
                                          sole member


                                          By:     /s/ Shelly L. Rubin
                                                  -------------------
                                          Name:   Shelly L. Rubin
                                          Title:  Vice President



                                    BAYERISCHE HYPO-UND VERINSBANK AG, NEW
                                    YORK BRANCH, as agent


                                    By:     /s/ Helga Blum
                                            ---------------
                                    Name:   Helga Blum
                                    Title:  Director



                                    By:     /s/ Steve  W. Lorenz
                                            --------------------
                                    Name:   Steve W. Lorenz
                                    Title:  Director